FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is made and entered into as of the 10th day of August, 2026, by and between LG 1 PROPERTY OWNER LP, a Delaware limited partnership (“Landlord”), and CERENOME, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A.
Landlord and Tenant entered into that certain Lease dated as of October 16, 2025 (the “Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord certain space located in that certain building located and addressed at 6420 Levit Green Boulevard, Houston, Texas (the “Building”). Tenant was formerly known as Plus Therapeutics, Inc. until it changed its name to Cerenome, Inc.
B.
By this First Amendment, Landlord and Tenant desire to restate the location and size of the Premises and to otherwise modify the Lease as provided herein.
C.
Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T:

1.
The Premises. Section 6.1 of the Summary of the Lease is hereby deemed modified such that the Premises shall consist of 36,473 rentable square feet on the fifth (5th) floor of the Building commonly known as Suite 501, as depicted on Exhibit A attached hereto.
2.
*Base Rent. Section 8 of the Summary of the Lease is deemed deleted and replaced with the following:

Months During Expansion Space Term	Annual Base Rent	Monthly Installment of Base Rent	Annual Rental Rate Per Rentable Square Foot
1 – 12	$[***]	$188,443.83	$[***]
13 – 24	$[***]	$194,097.14	$[***]
25 – 36	$[***]	$199,902.43	$[***]
37 – 48	$[***]	$205,920.47	$[***]
49 – 60	$[***]	$212,090.49	$[***]
61 - 72	$[***]	$218,442.87	$[***]

73 – 84	$[***]	$225,008.00	$[***]
85 – 96	$[***]	$231,755.51	$[***]
97 - 108	$[***]	$238,715.78	$[***]
109 – 120	$[***]	$245,858.40	$[***]
121 – 127	$[***]	$253,244.19	$[***]
3.
Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs. Section 9 of the Summary of the Lease is deemed modified such that Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs is 12.31% (36,473 rentable square feet in the Premises/296,258 rentable square feet within the Building).
4.
Parking. Section 12 of the Summary of the Lease is deemed modified such that the total number of unreserved parking spaces allocated to Tenant is one hundred nine (109) unreserved parking spaces, which spaces shall be made available to Tenant at Landlord’s then prevailing rate; provided, however, that, except for any taxes, fees or governmental charges, Landlord agrees to abate the parking charges for fifteen (15) of Tenant’s unreserved parking spaces during the Lease Term.
5.
Tenant Improvement Allowance. The Tenant Improvement Allowance set forth in Section 2.1 of the Tenant Work Letter (attached to the Lease as Exhibit B) is deemed changed to [***] (i.e., $*** per rentable square foot of the Premises based on 36,473 rentable square feet in the Premises).
6.
Security Deposit. Section 10 of the Summary of the Lease shall remain unchanged, and the Security Deposit under the Lease shall not be increased as a result of this First Amendment. For the avoidance of doubt, Tenant shall not be required to deliver any additional security deposit in connection with the modification of the Premises or the Base Rent set forth herein.
7.
Base Rent Abatement. Notwithstanding anything to the contrary contained in the Lease or this First Amendment, Tenant shall receive an abatement of one hundred percent (100%) of the Monthly Installment of Base Rent due for the first seven (7) full calendar months of the Lease Term (the “Abatement Period”); provided, however, that during the Abatement Period, Tenant shall be obligated to pay to all other monetary obligations under the Lease including, without limitation, Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs and any other Additional Rent. The parties acknowledge that the Base Rent schedule set forth in Section 2 above reflects the full, non‑abated Base Rent, and that the abatement described in this Section 7 is a conditional concession that shall not affect the calculation of any future increases or any other amounts under the Lease. In the Event of Default by Tenant under the terms of the Lease (as modified by this First Amendment) that results in early termination pursuant to the provisions of Article 19 of the Lease, then as a part of the recovery set forth in Article 19 of the Lease, Landlord shall be entitled to the recovery of the unamortized amount of the monthly Base Rent that was abated under the provisions of Section 7.
8.
Anticipated Lease Commencement Date. The anticipated Lease Commencement Date in Section 7.2 of the Summary of the Lease is deemed changed to November 1, 2027.

9.
Signage.
9.1.
Building Directory and Premises Entry. Landlord shall, at Landlord’s cost, list Tenant’s name on the Building’s primary directory in a manner consistent with other tenants of similar size in the Building and shall provide Building‑standard signage identifying Tenant at the entrance to the Premises.
9.2.
Exterior/Monument Signage. Subject to (i) Landlord’s prior written approval as to design, size, location, materials and content (such approval not to be unreasonably withheld, conditioned or delayed), (ii) compliance with all applicable Laws and any recorded covenants, conditions and restrictions affecting the Project, and (iii) any signage criteria adopted by Landlord for the Building, for as long as Tenant is the largest lease by rentable square footage signed at the Building, Tenant shall have the right to top of Building signage, exclusively on the façade top exterior of the Building as shown on Exhibit B hereto (“Façade Sign”), at Tenant sole cost and expense to fabricate, install, maintain and remove. If at any time Tenant is no longer the largest lease by rentable square footage at the Building then, in lieu of the Façade Sign, Tenant shall have the right, at Landlord’s sole cost and expense, to install one (1) Building-standard panel on the existing monument sign serving the Building (“Monument Signage”). Such Facade Sign and Monument Signage rights are personal to the original Tenant executing this First Amendment (“Original Tenant”). In the event Tenant is no longer the largest lease by rentable square footage in the Building then Tenant shall, within sixty (60) days of Landlord’s written request and at Tenant’s sole cost, remove such Façade Sign and repair any damage to the Building caused by such removal.
9.3.
Installation and Removal. Landlord shall be responsible, at Landlord’s sole cost and expense, for the fabrication, installation, maintenance, repair and removal of Landlord’s Exterior Signage (if any) and for the repair of any damage to the Building or monument sign caused by such installation, maintenance, repair or removal, all in accordance with the Lease. Upon the expiration or earlier termination of the Lease, Landlord shall, at Landlord’s cost, remove Tenant’s Exterior Signage and repair any resulting damage.
10.
Right of First Offer. During the Lease Term, Tenant shall have a one‑time right of first offer with respect to that certain space on the fifth (5th) floor of the Building that is contiguous to the Premises (“First Offer Space”). Notwithstanding the foregoing, such first offer right shall be subordinate and secondary to all currently existing rights of expansion, first refusal, first offer or similar rights granted to any other tenant of the Project as of the date hereof (the rights described above to be known collectively as the “ROFO Superior Rights”). As of the date hereof, Landlord acknowledges and agrees that there are no ROFO Superior Rights encumbering the First Offer Space. Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 10.
10.1.
Procedure for Offer. Landlord shall notify Tenant (the “First Offer Notice”) from time to time when Landlord determines, in Landlord’s sole and absolute (but good faith) discretion, that Landlord shall commence the marketing of the First Offer Space (or any portion thereof) because such space shall become or is expected to become available for lease to third parties, subject, however, to the ROFO Superior Rights (if any). The First Offer Notice shall describe the space so offered to Tenant and shall set forth the Base Rent and all of Landlord’s proposed economic terms and conditions applicable to Tenant’s lease of such space (collectively, the “First Offer Economic Terms”); such First Offer Economic Terms shall be based on Landlord’s good faith determination of the fair market rate for such First Offer Space. Landlord shall endeavor not to provide a First Offer Notice to Tenant until Landlord leases the vacant space on the third (3rd) and fourth (4th) floors of the Building.
10.2.
Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within ten (10) business days after delivery of the First Offer Notice to Tenant, Tenant shall deliver notice (“ROFO Exercise Notice”) to Landlord of Tenant’s exercise of its right of first offer with respect to the entire space described in the First Offer Notice. If Tenant does not exercise its right of first offer within the ten (10) business day period (on all of the First Offer Economic Terms), then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires and on any terms desired by Landlord and Tenant’s right of first offer shall automatically terminate and this Section 10 shall be deemed null and void and of no further force or effect. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space comprising the First Offer Space offered by Landlord to Tenant at any particular time and Tenant may not elect to lease only a portion thereof.
10.3.
Lease of First Offer Space. If Tenant timely exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Offer Space to the Lease upon the First Offer Economic Terms set forth in Landlord’s First Offer Notice and upon the same non-economic terms and conditions as applicable to the original Premises. Except as provided in the Final Offer Economic Terms, Tenant shall commence payment of rent for the First Offer Space and the Lease Term of the First Offer Space shall commence upon the date of delivery of such space to Tenant. The Lease Term for the First Offer Space shall be as provided in the First Offer Notice as part of the First Offer Economic Terms.
10.4.
No Defaults. The rights contained in this Section 10 shall be personal to the Original Tenant and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant’s interest in the Lease) if the Original Tenant occupies the entire Premises as of the date of Tenant’s exercise of its right of first offer. In addition, at Landlord’s option and in addition to Landlord’s other remedies set forth in the Lease, at law and/or in equity, Tenant shall not have the right to lease the First Offer Space as provided in this Section 10 if, as of the date of the First Offer Notice, or, at Landlord’s option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under the Lease beyond the expiration of all applicable notice and cure periods.
10.5.
Remedy. The sole remedy of Tenant for a breach by Landlord of its obligations under this Section 10 shall be an action against Landlord for a temporary restraining order, preliminary injunction, injunction or specific performance, but no other remedy, equitable or otherwise.
11.
Counterparts. The parties hereto consent and agree that this First Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (i) to the extent a party signs this First Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this First Amendment electronically, and (ii) the electronic signatures appearing on this First Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.
12.
Signing Authority. Each individual executing this First Amendment on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California and that Tenant has full right and authority to execute and deliver this First Amendment and that each person signing on behalf of Tenant is authorized to do so.
13.
No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

“LANDLORD”

LG 1 PROPERTY OWNER LP,
a Delaware limited partnership

By: LG 1 Property Owner GP LLC,
a Delaware limited liability company,
its general partner

By: HSRE-Hines LG 1 LP,
a Delaware limited partnership,
its sole member

By: HSRE-Hines LG 1 GP LLC,
a Delaware limited liability company,
its general partner

By: Hines LG GP 2 LLC,
a Delaware limited liability company,
its general partner

By: Hines Investment Management Holdings Limited Partnership,

a Delaware limited partnership,
its sole member

By: /s/ John Mooz
John Mooz

Senior Managing Director

“TENANT”

CERENOME, INC.,

a Delaware corporation

By: /s/ Andrew Sims

Name: Andrew Sims

Its: VP & Chief Financial Officer

EXHIBIT A

THE PREMISES

(See attached)

EXHIBIT B

TOP OF THE BUILDING SIGNAGE

(See attached)